                                                                    Exhibit 99.2

PRO FORMA CAPITALIZATION

The following table reflects the pro forma capitalization after the Acquisition, assuming the transaction closed on March 31, 2005:




                            PRO FORMA CAPITALIZATION

                                                                              AS OF MARCH 31, 2005
                                                                ------------------------------------------------
($ in millions)                                                  PSI       ADJUSTMENTS     PRO FORMA AS ADJUSTED
                                                                ------     -----------     ---------------------
Cash and Cash Equivalents                                       $ 14.5      ($  9.5)                $  5.0

Amended and Restated Revolving Credit Facility                  $ 30.0       $ 35.5                 $ 65.5
New Term Loan B                                                     --        325.0                  325.0
HUD Financing and Other Senior Secured Debt                       24.0           --                   24.0
                                                                ------                              ------
TOTAL SENIOR SECURED DEBT                                       $ 54.0                              $414.5

TOTAL SENIOR DEBT                                               $ 54.0                              $414.5

New Senior Subordinated Notes                                       --        150.0                  150.0
Existing 10.625% Senior Subordinated Notes due 2013              100.0           --                  100.0
                                                                ------                              ------
TOTAL DEBT                                                      $154.0                              $664.5

Stockholders' Equity                                             248.6         49.9                  298.5
                                                                ------                              ------
TOTAL CAPITALIZATION                                            $402.5                              $963.0

SELECTED OPERATING AND CREDIT STATISTICS
LTM Pro Forma Adjusted EBITDA                                   $ 69.6                              $122.5

Senior Secured Debt / LTM Pro Forma Adjusted EBITDA                0.8x                                3.4x
Senior Debt / LTM Pro Forma Adjusted EBITDA                        0.8                                 3.4
Total Debt / LTM Pro Forma Adjusted EBITDA                         2.2                                 5.4
Total Debt / Total Capitalization                                 38.2%                               69.0%